EXHIBIT 10.4

      THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                        1995 INCENTIVE COMPENSATION PLAN


      THIS AGREEMENT is entered into as of February 24, 1997 by and between Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), and _____________ ("Optionee").

      WHEREAS Optionee is a key employee of Century or one of its subsidiaries (collectively, the "Company") and Century considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in Century and an incentive to advance the interests of Century by possessing an option to purchase shares of the common stock, $1.00 par value per share, of Century (the "Common Stock") under the Century Telephone Enterprises, Inc. 1995 Incentive Compensation Plan (the "Plan"), which was adopted by the Compensation Committee of the Board of Directors of Century (the "Committee") on February 19, 1995, ratified by the Board of Directors of Century on February 21, 1995, and approved by the shareholders at Century's 1995 Annual Meeting of Shareholders;

      NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

                                       1.

                                 Grant of Option

      1.01 Century hereby grants to Optionee effective February 24, 1997 (the "Date of Grant") the right, privilege and option to purchase ______ shares of Common Stock (the "Option") at an exercise price of $30.375 per share.

      1.02 The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                       2.

                                Time of Exercise

      2.01 Subject to the provisions of the Plan and Section 2.02 hereof, the Optionee shall be entitled to exercise the Option as follows:


     With respect to 1/3 of the             Beginning February 24, 1997
     shares covered by the Option

     With respect to 2/3 of the             Beginning February 24, 1998
     shares covered by the Option,
     less any shares previously
     issued;

     With respect to all of the             Beginning February 24, 1999
     shares covered by the Option,
     less any shares previously
     issued;

The Option shall expire and may not be exercised later than ten years after the Date of Grant.

      2.02 Notwithstanding the foregoing, the Option shall become accelerated and immediately exercisable in full if (a.) Optionee dies while he is employed by the Company, (b.) Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code ("Disability") while he is employed by the Company, (c.) Optionee retires from employment with the Company on or after attaining the age of 55 ("Retirement") or (d.) pursuant to the provisions of the Plan.

                                       3.

                        Conditions for Exercise of Option

      During Optionee's lifetime, the Option may be exercised only by him or by his guardian or legal representative. The Option must be exercised while Optionee is employed by the Company, or, to the extent exercisable at the time of termination of employment, within 190 days of the date on which he ceases to be an employee, except that (a.) if he ceases to be an employee because of Retirement, the Option may be exercised within three years from the date on which he ceases to be an employee, (b.) if an Optionee's employment is terminated for cause, the unexercised portion of the Option is immediately terminated, and (c.) in the event of Optionee's Disability or death, the Option may be exercised by the Optionee or, in the case of death, by his estate, or by the person to whom such right evolves from him by reason of his death within two years after the date of his Disability or death; provided, however, that no Option may be exercised later than ten years after the Date of Grant.

                                       4.

                        Preference Share Purchase Rights

      Upon exercise of an Option at a time when preference share purchase rights to purchase shares of Series BB Participating Cumulative Preference Stock or other securities or property of the Company (the "Rights" and each a "Right") remain outstanding pursuant to that certain Rights Agreement dated as of August 27, 1996 between the Company and the Rights Agent named therein, (the "Rights Agreement") or any successor rights agreement, then the Option shall automatically be converted into the right to receive, upon payment of the exercise price, one Right for each share of Common Stock received upon exercise of the Option.

                                       5.

                              Additional Conditions

      Anything in this Agreement to the contrary notwithstanding, if at any time Century further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant to the exercise of an Option is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Century. Century agrees to promptly take any and all actions necessary or desirable in order that all shares of Common Stock issuable hereunder shall be issued as provided herein.

                                       6.

                       No Contract of Employment Intended

      Nothing in this Agreement shall confer upon Optionee any right to continue in the employment of the Company or to interfere in any way with the right of Century to terminate Optionee's employment relationship with the Company at any time.

                                       7.

                                      Taxes

      The Company may make such provisions as it may deem appropriate for the withholding of any federal, state and local taxes that it determines are required to be withheld on the exercise of the Option.

                                       8.

                                 Binding Effect

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                       9.

                             Inconsistent Provisions

      The Option granted hereby is subject to the provisions of the Plan. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

                                       10.

                             Adjustments to Options

      Appropriate adjustments shall be made to the number and class of shares of Common Stock subject to the Option and to the exercise price in certain situations described in Section 10.6 of the Plan.

                                       11.

                              Termination of Option

      The Committee, in its sole discretion, may terminate the Option. However, no termination may adversely affect the rights of Optionee to the extent that the Option is currently exercisable on the date of such termination.


      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    CENTURY TELEPHONE ENTERPRISES, INC.



                                    By: ________________________________
                                        Glen F. Post, III, President and
                                         Chief Executive Officer


                                        ________________________________
                                                  Name
                                                Optionee